UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 19, 2011

Save The World Air, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 19, 2011, Save The World Air, Inc. (the “Company”) and Beijing Heng He Xing Ye Technology Development Co., Ltd. (“TDC”), located in Haidian Nanlu, Beijing, China, entered into a non-binding Letter of Intent (“LOI”), in which the Company and TDC expressed their mutual interest to proceed with the exchange and limited use of information, and to confirm their intent to evaluate, discuss and negotiate in good faith a transaction for the commercial application of the Company’s proprietary technology, known as Applied Oil Technology, as it relates to the delivery and transportation of crude oil through pipelines, in China. The LOI expires on the earlier of (a) the date upon which the LOI is expressly superseded by substantive definitive transaction agreements, if any, between the parties, or, (b) June 30, 2012. Under the terms of the LOI, the Company may not enter into a similar LOI or agreement with any other third party with regard to the use and application of the Company’s Applied Oil Technology in China, during the term of the LOI. The Company can provide no assurances that any agreement will be completed with TDC, nor assurances with respect to the terms, conditions or profitability of any agreement which may be completed with TDC.

Item 9.01 Financial Statements and Exhibits

10.1	Non-Binding Letter of Intent with Beijing Heng He Xing Ye Technology Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2011	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Name: Eugene E. Eichler
Title: Interim Chief Financial Officer